SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2011

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 West Loop South, Suite 500
Houston, Texas  77027
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 3, 2011, Integrated Electrical Services, Inc. (the "Company") held its 2011 Annual Meeting of Stockholders.  At the Annual Meeting, the stockholders elected all of the Company's nominees for director, ratified the appointment of Ernst & Young LLP as the Company's certified public accountants for the fiscal year ending September 30, 2011, approved the Company's 2010 executive compensation, and determined that the stockholder vote on executive compensation should be held once every three years.

(1)
Proposal One:  Election of Directors to serve until the 2012 annual stockholders’ meeting and until their successors are duly elected and qualified (or until their earlier death, resignation or removal).  Each director was elected as follows:

	NAME	FOR	WITHHELD

01-	Charles H. Beynon	11,852,507	40,531

02-	Michael J. Caliel	11,867,183	25,855

03-	James M. Lindstrom	11,862,282	30,756

04-	Donald L. Luke	11,870,448	22,590

05-	John E. Welsh III	11,852,502	40,536

(2)	Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company's certified public accountants was approved as follows:

13,843,734	96,699	734	0
FOR	AGAINST	ABSTAIN	NON VOTE

(3)	Proposal Three: The non-binding advisory vote on the Company’s 2010 executive compensation was approved as follows:

11,839,540	47,455	6,043
FOR	AGAINST	ABSTAIN

(4)	Proposal Four: The non-binding advisory vote on the frequency of the stockholder vote on executive compensation was approved as follows:

2,943,777	27,080	8,918,453	0
EVERY ONE	AGAINST	ABSTAIN	NON VOTE
(1) YEAR	(2) YEARS	(3) YEARS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: February 8, 2011	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel